UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2004

Umpqua Holdings Corporation
 (Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

200 SW Market Street, Suite 1900 Portland, Oregon 97201
 (address of Principal Executive Offices)(Zip Code)

(503) 546-2491
 (Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c)	Exhibits.
The following exhibits are being filed herewith and this list shall constitute the exhibit index:
Exhibit
99.1	Press Release

Item 9. Regulation FD Disclosure

         On May 6, 2004, Umpqua Holdings Corporation issued a press release announcing the anticipated special shareholder meeting and closing dates relating to the proposed merger of Umpqua with Humboldt Bancorp. All information, including the press release attached as Exhibit 99.1, is not filed but considered furnished pursuant to Regulation FD.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION
(Registrant)
Dated: May 6, 2004	By:	/s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Umpqua Holdings Corporation	Humboldt Bancorp
Ray Davis	Robert M. Daugherty
President/CEO	President/CEO
503-546-2490	916-783-2813
raydavis@umpquabank.com	bdaugherty@humboldtbancorp.com

Dan Sullivan	Patrick J. Rusnak
EVP/CFO	Chief Financial Officer
503-546-2492	916-783-2812
dansullivan@umpquabank.com	prusnak@humboldtbancorp.com

UMPQUA HOLDINGS CORPORATION AND HUMBOLDT BANCORP ANNOUNCE
ANTICIPATED SPECIAL SHAREHOLDER MEETING AND CLOSING DATES FOR
HUMBOLDT BANCORP MERGER

PORTLAND, Ore. - May 6, 2004 - Umpqua Holdings Corporation (NASDAQ: UMPQ) and Humboldt Bancorp (NASDAQ: HBEK), today announced that they anticipate holding special shareholder meetings on July 7, 2004, to vote on the proposed merger of Humboldt Bancorp with Umpqua Holdings Corporation. In addition, subject to receipt of regulatory and shareholder approvals and satisfaction of all conditions to closing, the transaction is expected to close on or about July 9, 2004.

About Umpqua Holdings Corporation

Umpqua Holdings Corporation is the parent company of Umpqua Bank, an Oregon state-chartered bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 64 stores throughout Oregon and Southwest Washington. The bank was named #1 on "The 100 Best Companies to Work For in Oregon" large companies list for 2004 by Oregon Business Magazine. Umpqua Holdings also owns a retail brokerage subsidiary, Strand, Atkinson, Williams & York, Inc. which has 16 locations throughout Oregon and Southwest Washington and offers brokerage services within Umpqua Bank stores. Additionally, Umpqua Holdings' Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, please visit www.umpquaholdingscorp.com.

About Humboldt Bancorp

Humboldt Bancorp, with total assets of approximately $1.5 billion, is the bank holding company for Humboldt Bank, which offers business and consumer banking services at 27 locations throughout Northern California. For additional information, please visit www.humboldtbancorp.com .

This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These forward-looking statements describe the companies' expectations regarding future events and developments, including that all conditions required to close the merger will be met. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including those set forth from time to time in the companies' filings with the SEC. Specific risks in this press release include the companies' ability to hold a shareholder meetings, satisfy merger closing conditions and close the merger as expected. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements.

The foregoing may be deemed to be offering or solicitation materials of Umpqua Holdings Corporation and Humboldt Bancorp in connection with Umpqua's proposed merger Humboldt Bancorp. Shareholders are urged to read the joint proxy statement/prospectus included in the registration statement on Form S-4, which Umpqua Holdings filed with the SEC in connection with the proposed merger, because it contains important information about Umpqua, Humboldt Bancorp, the merger and related matters. The directors and executive officers of Umpqua and Humboldt Bancorp may be deemed to be participants in the solicitation of proxies from their respective shareholders. Information regarding the participants and their security holdings can be found in the joint proxy statement/prospectus filed with the SEC. All documents filed with the SEC are available for free, both on the SEC web site (http://www.sec.gov) and from Umpqua by directing a request to Umpqua Holdings Corporation, Attention: Investor Relations, 200 SW Market Street, Suite 1900, Portland, OR 97201, and from Humboldt Bancorp by directing a request to Humboldt Bancorp, Investor Relations, 2998 Douglas Blvd., Suite 330, Roseville, CA 95661.